UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

STRATA Skin Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

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STRATA SKIN SCIENCES, INC.
100 Lakeside Drive, Suite 100
 Horsham, Pennsylvania 19044

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 14, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of STRATA Skin Sciences, Inc., a Delaware corporation (the "Company"). The meeting will be held on September 14, 2017 at 9:00 a.m. local time, at the offices of Duane Morris LLP, 30 S. 17th Street, Philadelphia, Pennsylvania 19103 for the following purposes:
1.	To elect seven directors to serve for the ensuing year and until their successors are elected;

2.
To consider and vote upon a proposal to approve, pursuant to NASDAQ Marketplace Rules, our issuance of up to an aggregate of 15,098,981 shares of our common stock upon the conversion of $40.6 million aggregate principal amount of convertible preferred stock to be issued upon the proposed conversion of our convertible debentures;

3.	To consider and cast an advisory vote on a non-binding resolution to approve the compensation of our executive officers disclosed in this Proxy Statement;
4.	To consider and cast an advisory vote upon a non-binding resolution to determine the frequency of an advisory vote on executive compensation;
5.	To ratify the selection by the audit committee of the Board of Directors of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
6.	To consider and vote upon a proposal to approve the adjournment of the Annual Meeting to solicit additional proxies to vote in favor of Proposal No. 2; and
7.	To conduct any other business properly brought before the meeting.
The record date for the Annual Meeting is July 18, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ Francis J. McCaney
Francis J. McCaney
President and Chief Executive Officer

August 2, 2017

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT AUGUST 2, 2017. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD;

•	BY INTERNET OR TELEPHONE; OR

•	ATTEND OUR 2017 ANNUAL MEETING OF STOCKHOLDERS AND VOTE.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR VOTE YOUR SHARES BY INTERNET OR TELEPHONE. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD OR VOTED BY INTERNET OR TELEPHONE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON SEPTEMBER 14, 2017 — AND THE PROXY STATEMENT ARE AVAILABLE AT www.materials.proxyvote.com/86227A.

STRATA SKIN SCIENCES, INC.
100 Lakeside Drive, Suite 100
 Horsham, Pennsylvania 19044

PROXY STATEMENT FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of STRATA Skin Sciences, Inc. ("we", "us", "our", or "the Company") is soliciting your proxy to vote at our 2017 Annual Meeting of Stockholders (the "Annual Meeting"). You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this Proxy Statement. You do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or you may grant a proxy to vote your shares by means of the telephone or on the Internet.
We intend to mail this Proxy Statement and the accompanying proxy card together with our 2016 Annual Report to Stockholders on or about August 2, 2017 to all stockholders of record on July 18, 2017 entitled to vote at the Annual Meeting. Each share of common stock outstanding on the record date will be entitled to one vote.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on July 18, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 2,477,743 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on July 18, 2017 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on July 18, 2017 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are six matters scheduled for a vote:
1.	Election of seven directors;
2.
Approval of the authorization, pursuant to NASDAQ Marketplace Rules, of our issuance up to an aggregate of 15,098,981 shares of our common stock upon conversion of the preferred stock to be issued upon the proposed conversion of our outstanding convertible debentures;

3.	An advisory (non-binding) resolution to approve the compensation of our executives disclosed in this Proxy Statement;

4.	An advisory (non-binding) resolution to determine the frequency of an advisory vote on executive compensation;
5.	Ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
6.	Approval of the adjournment of the Annual Meeting to solicit additional proxies to vote in favor of Proposal No. 2.

How do I vote?
You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters you may vote "For" or "Against" or abstain from voting. Procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card or via the Internet or telephone (see "Voting Via the Internet or by Telephone" below). If you vote by proxy, your shares will be voted as you specify on the proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.
•
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to reach us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card or voting instructions as instructed by your broker, bank or other agent to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Voting Via the Internet or by Telephone
Stockholders may grant a proxy to vote their shares by means of the telephone or via the Internet. The laws of the State of Delaware, under which we are incorporated, specifically permit electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of Elections can determine that such proxy was authorized by the stockholder.
The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
For Shares Registered in Your Name
Stockholders of record may go to www.proxyvote.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the control number contained on their proxy cards. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-690-6903 and following the operator's instructions.

For Shares Registered in the Name of a Broker or Bank
Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than the proxy card.
General Information for All Shares Voted Via the Internet or by Telephone
Votes submitted via the Internet or by telephone must be received by 11:59 p.m. EST on September 13, 2017. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of our common stock you own as of July 18, 2017.
What if I return a proxy card but do not make specific choices?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board of Directors on the matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a "broker non-vote."
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed and posted proxy materials, we will bear the cost of proxies solicited by the Board of Directors. In addition to the solicitation of proxies by mail, solicitation may be made personally or by telephone or electronic communication by our directors, officers and employees, none of whom will receive additional compensation for these services. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to the beneficial owners of common stock. In addition, we have retained Okapi Partners LLC, to aid in the solicitation of proxies by mail, personally, by telephone, e-mail or other appropriate means. For these services, we will pay Okapi $9,000 plus other reasonable out-of-pocket expense reimbursement.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:
•	You may submit a proxy with a later date.
•	You may send a written notice that you are revoking your proxy to our Secretary at 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044.
•	You may vote by telephone or via the Internet.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker or bank as a nominee or agent, you must follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year's annual meeting?
Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be considered for inclusion in the Proxy Statement distributed to stockholders prior to the annual meeting of stockholders in the year 2018, a stockholder proposal must be received by us no later than April 4, 2018 and must otherwise comply with the requirements of Rule 14a-8.
In order to be considered for presentation at the annual meeting of stockholders in the year 2018, although not included in the Proxy Statement, a stockholder proposal or nomination(s) must comply with the requirements of our Fourth Amended and Restated Bylaws (the "Bylaws") and be received by us no later than the close of business on June 16, 2018 and no earlier than the close of business on May 17, 2018; provided, however, that in the event that the date of the 2018 annual meeting is more than thirty (30) days before or more than sixty (60) days after September 14, 2018, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us. Stockholder proposals should be delivered in writing to STRATA Skin Sciences, Inc., 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044, Attention: Secretary. A copy of our Bylaws may be obtained from us upon written request to the Secretary.
How are votes counted?
Votes will be counted by the Inspector of Elections appointed for the meeting, who will separately tabulate "For", "Against" and "Withhold" votes, abstentions and broker non-votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.
How many votes are needed to approve each proposal?
•
Proposal No. 1, the election of directors, the seven nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will count towards the quorum but will have no effect on the outcome of the vote. Stockholders do not have the right to cumulate their votes for directors.

•
Proposal No. 2, the approval of the authorization, pursuant to NASDAQ Marketplace Rules, of our issuance up to an aggregate of 15,098,981 shares of our common stock upon the conversion of the preferred stock to be issued in the proposed exchange of our outstanding convertible debentures must receive a "For" vote from the majority of shares present and entitled to vote at the meeting, either in person or by proxy to be approved. Abstentions will have the same effect as an "Against" vote. Broker non-votes will have no effect on the outcome of the vote.

•
Proposal No 3, an advisory (non-binding) resolution to approve the compensation of our executives disclosed in this Proxy Statement, must receive a "For" vote from the majority of shares present and entitled to vote at the meeting either in person or by proxy to be approved. Abstentions will have the same effect as an "Against" vote. Broker non-votes will have no effect on the outcome of the vote.

•
Proposal No. 4, the frequency of the advisory (non-binding) vote on executive compensation, the number of years receiving the greatest number of votes (i.e. one, two or three years) will be considered the frequency recommended by stockholders. Abstentions and broker non-votes will therefore have no effect on such vote.

•
Proposal No. 5, the ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. Abstentions will have the same effect as an "Against" vote. Broker non-votes will have no effect on the outcome of the vote.

•
Proposal No. 6, the approval of the adjournment of the Annual Meeting to solicit additional proxies to vote in favor of Proposal No. 2 must receive a "For" vote from the majority of shares present and entitled to vote at the meeting either in person or by proxy to be approved. Abstentions will have the same effect as an "Against" vote. Broker non-votes will have no effect on the outcome of the vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third of the outstanding shares of common stock entitled to vote are represented by votes at the Annual Meeting or by proxy. On the record date, there were 2,477,743 shares of common stock outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or by telephone or via the Internet. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed by us within four business days of the Annual Meeting.
How can I obtain additional copies?
For additional copies of this Proxy Statement and the enclosed proxy card and 2016 Annual Report to Stockholders, you should contact our corporate office at STRATA Skin Sciences, Inc., 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044, Attention: Secretary, telephone (215) 619-3200.

BACKGROUND – THE COMPANY
We are a medical technology company focused on the therapeutic and aesthetic dermatology market. STRATA sales include the following products: XTRAC® laser and VTRAC® excimer lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions; the STRATAPEN™ MicroSystems, a micropigmentation device; and Nordlys, a multi-technology aesthetic laser device for treating vascular and pigmented lesions.
The XTRAC is an ultraviolet light excimer laser system utilized to treat psoriasis, vitiligo and other skin diseases. The XTRAC received FDA clearance in 2000 and has since become a recognized treatment among dermatologists. The system delivers targeted 308um ultraviolet light to affected areas of the skin, leading to psoriasis clearing and vitiligo repigmentation, following a series of treatments. As of March 31, 2017, there were 791 XTRAC systems placed in dermatologists' offices in the United States under our recurring revenue business model. The XTRAC systems employed under the recurring revenue model generate revenue on a per procedure basis. The per-procedure charge is inclusive of the use of the system and the services provided by us to the customer which includes system maintenance, reimbursement support service and participation in the direct to patient marketing programs employed by us. The XTRAC system's use for psoriasis is covered by nearly all major insurance companies, including Medicare. The VTRAC Excimer Lamp system, offered in addition to the XTRAC system internationally, provides targeted therapeutic efficacy demonstrated by excimer technology with the simplicity of design and reliability of a lamp system.
Effective March 1, 2017, we entered into an agreement to license the exclusive US distribution rights for the Ellipse family of products from Ellipse USA ("Ellipse") through December 31, 2019 (the "Initial Term"). If certain sales targets are met, the agreement will automatically be extended for two additional years. Under the terms of the agreement, we will be the exclusive distributor of Ellipse lasers. We have agreed to minimum inventory purchases and to pay a monthly license fee of approximately $33, in addition to commissions for each system sold. As part of the transaction, the majority of sales and marketing professionals from Ellipse USA are now employees of STRATA. The license fee amounts to approximately $1.1 million over the Initial Term.
Effective February 1, 2017, we entered into an exclusive OEM distribution agreement with Esthetic Education, LLC to be the exclusive marketer and seller of private label versions of the SkinStylus MicroSystem and associated parts under the name of STRATAPEN. This three-year agreement allows for two one-year extensions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock, par value $0.001, as of July 10, 2017 by: (i) each director and nominee for director; (ii) each of our executive officers who are named in the Summary Compensation Table presented herein; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of its common stock.
Except as indicated by footnote, and subject to community property laws, where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
Name and Address Of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Francis J. McCaney (2)	4,000	*
Christina L. Allgeier (3)	6,250	*
Jeffrey F. O'Donnell, Sr. (4)	130,856	5.02%
Samuel E. Navarro (5)	130,276	5.00%
David K. Stone (6)	32,007	1.28%
Kathryn Swintek (7)	31,566	1.27%
LuAnn Via (8)	31,827	1.26%
James Coyne (9)	-	*
All directors and officers as a group (eight persons) (10)	366,782	12.92%

Broadfin Healthcare Master Fund, Ltd (11)	1,008,297	9.99%
Sabby Healthcare Master Fund, Ltd (12)	998,019	9.99%
Sabby Volatility Warrant Master Fund, Ltd (13)	116,571	9.99%

*          Less than 1%.
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Shares of common stock subject to delivery, or subject to options or warrants currently exercisable or exercisable, within 60 days of July 10, 2017, are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder's name. Unless otherwise indicated, the listed officers, directors and stockholders can be reached at our principal offices. Percentage of ownership is based on 2,477,743 shares of common stock outstanding as of July 10, 2017.

(2)	Includes 4,000 shares of common stock. Does not include options to purchase up to 1,550,000 shares of common stock, which may vest more than 60 days after July 10, 2017.
(3)	Includes vested options to purchase 6,250 shares of common stock. Does not include options to purchase up to 13,750 shares of common stock, which may vest more than 60 days after July 10, 2017.
(4)
Includes 271 shares of common stock and vested options to purchase 130,585 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after July 10, 2017. Mr. O'Donnell's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(5)
Includes vested options to purchase 130,276 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after July 10, 2017. Mr. Navarro's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(6)
Includes 271 shares of common stock and vested options to purchase 31,736 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after July 10, 2017. Mr. Stone's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(7)
Includes 671 shares of common stock and vested options to purchase 31,156 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after July 10, 2017. Ms. Swintek's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(8)
Includes 571 shares of common stock and vested options to purchase 30,995 shares of common stock. Does not include unvested options to purchase up to 15,000 shares of common stock, which may vest more than 60 days after July 10, 2017. Ms. Via's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(9)
Does not include unvested options to purchase up to 11,250 shares of common stock, which may vest more than 60 days after July 10, 2017. Mr. Coyne's address is 100 Lakeside Drive, Suite 100, Horsham, PA 19044.

(10)
Includes 5,784 shares of common stock and vested options to purchase 360,998 shares of common stock. Does not include unvested options to purchase up to 410,002 shares of common stock, which may vest more than 60 days after July 10, 2017.

(11)
The business address of Broadfin Healthcare Master Fund, LTD ("Broadfin") is 20 Genesis Close Ansbacher House, Second Floor, P.O. Box 1344, Grand Cayman KY1-1108, Cayman Islands and the business address of each of Broadfin Capital, LLC and Kevin Kotler is 300 Park Avenue, 25th Floor, New York, New York 10022. Broadfin, Broadfin Capital, LLC and Kevin Kotler have shared voting and investment control of the securities held by Broadfin. Broadfin holds the following securities: (i) 1,008,297 shares of common stock; (ii) warrants to purchase 640,057 shares of common stock at $3.75 per share; (iii) 75,435 shares of common stock issuable upon conversion of $967,459 principal amount of 4% convertible debentures issued in July 2014 and (iv) 4,000,000 shares of common stock issuable upon conversion of $15,000,000 principal amount of 2.25% convertible debentures issued in June 2015. The conversion of all debentures and the exercise of all warrants referenced in this footnote are subject to a 9.99% blocker. The foregoing information has been derived in part from a Schedule 13D filed by Broadfin Capital, LLC on March 15, 2016 and a Form 4 filed by Broadfin Capital LLC on March 14, 2016.

(12)
The business address of Sabby Healthcare Master Fund Ltd. ("Sabby HMF") is c/o Sabby Management LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458. Sabby Management, LLC serves as the investment manager of Sabby HMF. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby HMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby HMF except to the extent of their respective pecuniary interest therein. Sabby HMF holds the following securities: (i) 998,019 shares of common stock; (ii) warrants to purchase 969,308 shares of common stock at $3.75 per share; (iii) 228,337 upon conversion of $2,928,413 of Series B convertible preferred stock; (iv) 436,721 shares of common stock issuable upon conversion of $5,600,941 principal amount of 4% convertible debentures issued in July 2014 and (v) 3,200,000 shares of common stock issuable upon conversion of $12,000,000 principal amount of 2.25% convertible debentures issued in June 2015. The conversion of all debentures and the exercise of all warrants referenced in this footnote are subject to a 9.99% blocker. The foregoing information has been derived in part from a Schedule 13G filed by Sabby HMF on January 6, 2017.

(13)
The business address of Sabby Volatility Warrant Master Fund Ltd. ("Sabby VWMF") is c/o Sabby Management LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, NJ 07458. Sabby Management, LLC serves as the investment manager of Sabby VWMF. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby VWMF. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby VWMF except to the extent of their respective pecuniary interest therein. Sabby VWMF holds the following securities: (i) 116,571 shares of common stock; (ii) warrants to purchase 251,426 shares of common stock at $3.75 per share; (iii) 167,410 shares of common stock issuable upon conversion of $2,147,028 principal amount of 4% convertible debentures issued in July 2014 and (iv) 1,233,333 shares of common stock issuable upon conversion of $4,625,000 principal amount of 2.25% convertible debentures issued in June 2015. The conversion of all debentures and the exercise of all warrants referenced in this footnote are subject to a 9.99% blocker. The foregoing information has been derived in part from a Schedule 13G filed by Sabby VWMF on January 6, 2017.

CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the listing standards of the NASDAQ Stock Market ("NASDAQ"), a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. Our Board of Directors consults with our counsel to ensure that the Board of Director's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of NASDAQ, as are in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that the majority of our directors and director nominees are independent directors within the meaning of the applicable NASDAQ listing standards. Except Francis J. McCaney, our President and Chief Executive Officer as well as Mr. O'Donnell and Mr. Navarro, who receive consulting fees, all other current members of the Board of Directors are independent under the applicable listing standards of NASDAQ.
Board Leadership Structure
Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, our Board of Directors has charged the Audit Committee of the Board of Directors with evaluating financial and accounting risk, the Compensation Committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board as a whole.
The Board of Directors met six times during the last fiscal year. During the last fiscal year, the audit committee met four times, the compensation committee met seven times, and the nominating and corporate governance committee met two times. All directors attended at least 75% of the aggregate meetings of the Board of Directors and the committees on which they served that were held during the period in which they were a director and a committee member.
Information Regarding the Board of Directors and its Committees
Our Board of Directors has an audit committee, a compensation committee and a nominating and governance committee. The following table provides membership information for each of these committees:
NAME	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE
Jeffrey F. O'Donnell, Sr.
Samuel E. Navarro
David K. Stone	X	X	X
Kathryn Swintek	X	X	X
LuAnn Via	X	X	X
James Coyne		X

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage independent advisors, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.

Audit Committee
The current members of our audit committee are Kathryn Swintek, David K. Stone, and LuAnn Via, each of whom we believe satisfies the independence requirements of NASDAQ and the SEC. Ms. Swintek chairs this committee. The Board of Directors determined in 2016 that each of Ms. Swintek and Mr. Stone of the audit committee satisfies the independence and other composition requirements of the SEC and NASDAQ. Upon Ms. Via's joining the audit committee in February 2017, the Board of Directors determined that she also satisfies the independence and other composition requirements of the SEC and NASDAQ. Our Board of Directors has determined that each member of the audit committee qualifies as an "audit committee financial expert" under Item 407(d)(5) of Regulation S-K and has the requisite accounting or related financial expertise required by applicable NASDAQ rules. Our audit committee assists our Board of Directors in its oversight of:
•	appointing, evaluating and determining the compensation of our independent auditors;
•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;
•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;
•	reviewing other risks that may have a significant impact on our financial statements;
•	preparing the Audit Committee report for inclusion in the annual proxy statement;
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;
•	approving all related person transactions, as defined by applicable SEC Rules, to which we are a party; and
•	evaluating annually the Audit Committee charter.
The audit committee works closely with management as well as our independent auditors. The audit committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.
The charter of our audit committee is available in the Corporate Governance section of the Investor Relations section of our website at www.strataskinsciences.com.
Compensation Committee
The current members of our compensation committee are LuAnn Via, James Coyne, Kathryn Swintek and David K. Stone, each of whom we believe satisfies the independence requirements of NASDAQ. Ms. Via chairs this committee. The purpose of our compensation committee is to assist in the responsibilities of the Board of Directors relating to compensation of our executive officers. Specific responsibilities of our compensation committee include:
•	reviewing and approving objectives relevant to executive officer compensation;
•
evaluating performance and recommending to the Board of Directors the compensation, including any incentive compensation, of the Chief Executive Officer and other executive officers in accordance with such objectives;

•	reviewing employment agreements for executive officers;
•	recommending to the Board of Directors the compensation for our directors;
•	administering our equity compensation plans and other employee benefit plans;
•	evaluating human resources and compensation strategies, as needed; and
•	evaluating periodically the Compensation Committee charter.

The Compensation Committee reviews executive compensation from time to time and reports to the Board of Directors, which makes all final decisions with respect to executive compensation. The Compensation Committee adheres to several guidelines in carrying out its responsibilities, including performance by the employees, our performance, enhancement of stockholder value, growth of new businesses and new markets and competitive levels of fixed and variable compensation.
The charter of our compensation committee is available in the Corporate Governance section of the Investor Relations section of our website at www.strataskinsciences.com.
Nominating and Corporate Governance Committee
The current members of our Nominating and Corporate Governance committee are LuAnn Via, Kathryn Swintek and David K. Stone, each of whom we believe satisfies the independence requirements of NASDAQ. Mr. Stone chairs this committee. The purpose of our Nominating and Corporate Governance committee is to review all Board of Director-recommended and stockholder-recommended nominees, determine each nominee's qualifications and to make a recommendation to the full Board of Directors as to which persons should be the Board of Directors' nominees. The duties and responsibilities of the Nominating and Corporate Governance Committee include:
•	identifying and recommending to the Board of Directors individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the director nominees for the next annual meeting of stockholders;
•	recommending to the Board of Directors director committee assignments;
•	reviewing and evaluating succession planning for the Chief Executive Officer and other executive officers;
•	monitoring the independence of the directors;
•	developing and overseeing the corporate governance principles applicable to members of the Board of Directors, officers and employees;
•	reviewing and approving director compensation and administering the Non-Employee Director Plan;
•	monitoring the continuing education for our directors; and
•	evaluating annually the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee considers these requirements when recommending nominees to the Board of Directors. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors. The Nominating and Corporate Governance Committee will regularly assess the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or other circumstances. When considering potential director nominees, the Nominating and Corporate Governance Committee also considers the candidate's character, judgment, diversity, age, skills, including financial literacy and experience in the context of the needs of STRATA Skin and of our existing directors. The Nominating and Corporate Governance Committee also seeks director nominees who are from diverse backgrounds and who possess a range of experiences as well as a reputation for integrity. The Nominating and Corporate Governance Committee considers all of these factors to ensure that the Board of Directors as a whole possesses a broad range of skills, knowledge and experience useful to the effective oversight and leadership of us.
The charter of the nominating and governance committee is available in the Corporate Governance section of the Investor Relations section of our website at www.strataskinsciences.com.

Special Finance Committee
In connection with the purchase of the XTRAC Excimer Laser and the VTRAC excimer lamp businesses from PhotoMedex, Inc. and the related 2015 Financing, we established a special finance committee (the "Finance Committee") for the purpose of evaluating transaction options for us and the potential financing for any such transaction, as well as assisting management in negotiating the acquisition of the XTRAC Excimer Laser and the VTRAC excimer lamp from PhotoMedex, Inc. and assisting management in negotiating the 2015 Financing itself. Jeffrey F. O'Donnell, Sr. and Samuel E. Navarro served on Special Finance Committee with the Board of Directors.
The Board of Directors' Role in Risk Oversight
Our Board of Directors administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. While management is responsible for identifying risks, the Board of Directors has charged the audit committee of the Board of Directors with evaluating financial and accounting risk, the compensation committee of the Board of Directors with evaluating risks associated with employees and compensation. Investor-related risks are usually addressed by the Board of Directors as a whole.
Stockholder Communications with the Board of Directors
The Board of Directors has established a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to Jay Sturm, Corporate Counsel at jsturm@strataskin.com or to the following address (our principal executive offices): Board of Directors, c/o Corporate Secretary, 100 Lakeside Drive, Horsham, Pennsylvania 19044. Any such communication must contain:
•	a representation that the stockholder is a holder of record of our capital stock;
•	the name and address, as they appear on our books, of the stockholder sending such communication; and
•	the class and number of shares of our capital stock that are beneficially owned by such stockholder.
Mr. Sturm, as the Corporate Secretary, will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.
Code of Business Conduct and Ethics
We have adopted the STRATA Skin Sciences, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available in the Corporate Governance section of the Investor Relations section of our website at www.strataskinsciences.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The audit committee is responsible for reviewing, approving and managing the engagement of the Company's independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the audit committee deems appropriate, including the Company's independent registered public accounting firm's accountability to the Board of Directors and the audit committee. The audit committee reviewed with the Company's independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the audit committee by the Standards of the Public Company Accounting Oversight Board ("PCAOB"), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission ("SEC") and other applicable regulations, and discussed and reviewed the results of the Company's independent registered public accounting firm's examination of the financial statements. In addition, the audit committee discussed with the Company's independent registered public accounting firm the independent registered public accounting firm's independence from management and the Company, including the matters in the written disclosures and the letter regarding its independence by Rule 3526 of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence. The audit committee also considered whether the provision of non-audit services was compatible with maintaining the independent registered public accounting firm's independence.
The audit committee discussed with the Company's independent registered public accounting firm the overall scope and plans for its audits, and received from them written disclosures and letter regarding their independence. The audit committee meets with the Company's independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. The audit committee held four meetings during the fiscal year ended December 31, 2016.
In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The audit committee has also retained EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.
AUDIT COMMITTEE:
Kathryn Swintek
Luann Via
David K. Stone

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met.
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the compensation earned by our principal executive officers and other executive officers during our last two completed fiscal years; such officers are referred to herein as the "named executive officers":
Name and Principal Position	Year	Salary ($)	Bonus ($) (4)	Stock Awards ($) (5)	Option Awards ($) (5))	All Other Compensation ($) (6)	Total ($)

Francis J. McCaney (1), Director, President and Chief Executive Officer	2016	56,700	-	-	150,273	1,000	207,973
	2015	-	-	-	-	-	-

Christina L. Allgeier (2), Chief Financial Officer and Treasurer	2016	200,000	30,000	-	37,600	13,500	281,100
	2015	90,679	30,000	-	-	7,076	127,755

Michael R. Stewart (3), Former Director, President and Chief Executive Officer	2016	344,240	-	-	-	388,661	732,901
	2015	313,570	255,000	109,000	-	37,436	715,006

(1)	Francis J. McCaney was hired as President and Chief Executive Officer on October 31, 2016.
(2)	Christina L. Allgeier was promoted to Chief Financial Officer and Treasurer on November 9, 2015.
(3)	Michael R. Stewart resigned as Director, President and Chief Executive Officer effective October 31, 2016.
(4)	Bonus in the foregoing table is the bonus earned in 2016 and 2015, even though such bonus may have been paid in a subsequent period.
(5)
The amounts shown for option awards, restricted stock awards and stock purchase rights relate to shares granted. These amounts are equal to the aggregate grant-date fair value with respect to the awards made in 2016, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123R), before amortization and without giving effect to estimated forfeitures. For information regarding the number of shares subject to 2016 awards, other features of those awards and the grant-date fair value of the awards, see the Grants of Plan-Based Awards Table below.

(6)
"All Other Compensation" includes car allowance of $1,000 for Mr. McCaney. For Ms. Allgeier it includes car allowance of $12,000 and 401(k) matching contributions of $1,500. For Mr. Stewart it includes car allowance of $11,000, premiums for supplementary life and/or disability insurance of $2,661 and severance paid to and to be paid from January to October 31, 2017.

Overview of Executive Employment Agreements and Payments upon Termination or Change of Control
Employment Agreement with Francis J. McCaney.    On October 31, 2016, we entered into an Employment Agreement with Francis J. McCaney, our President and Chief Executive Officer. Under the terms of the agreement, Mr. McCaney will receive a base salary of $375,000 and will be eligible to receive a bonus of up to 50% of his base salary per annum, starting for fiscal year 2017, based on achievement of specified milestones, as determined by our Board based upon annual budgets approved by our Board from time to time, provided that the cash bonus for 2016 shall be prorated based upon the portion of such fiscal year during which Mr. McCaney was employed pursuant to the agreement.
In addition, Mr. McCaney was granted options to purchase up to 1,550,000 shares of our common stock, having a term of ten years, as follows: (i) 542,500 shares vesting in three substantially equal installments on the first, second and third anniversaries of October 31, 2016; and (ii) up to 1,007,500 shares vesting in three substantially equal annual installments upon a determination by our Board that we have achieved the following milestones for each of the 2017, 2018 and 2019 fiscal years, respectively: (A) one-third if we achieve the revenue plan established by our Board for such year, (B) one-third if we achieve the EBITDA plan established by our Board for such year, and (C) one-third if we achieve the goals established by our Board for such year; provided that any such stock option that has not vested with respect to any particular year due to the failure to satisfy a milestone condition for that year will terminate as of the end of that year and will no longer become exercisable. If (i) we undergo a change of control before the stock option vests in full and (ii) Mr. McCaney is not offered post-change of control employment by us or any successor entity, or if offered such post-change of control employment and Mr. McCaney terminates his employment for good reason (as those terms are defined in the employment agreement) within a period of 30 days after the date of the change of control, conditioned upon his execution of a release satisfactory to us, all such stock options that have not previously terminated shall accelerate and shall vest in full upon the effective date of the termination of Mr.McCaney's employment.
In the event of a change of control, as defined in the agreement, and (a) Mr. McCaney has not been offered post-change of control employment by us or any successor entity or (b) Mr. McCaney is offered such post-change of control employment, and he terminates his employment for good reason, as defined in the agreement, within 30 days after the date of change of control, in addition to payment of his base salary and any cash bonus earned through the date of termination, Mr. McCaney will be entitled to receive, conditioned upon his execution of a release satisfactory to us, severance in the amount of his then current base salary for 18 months. In the event we terminate Mr. McCaney's employment other than for cause or upon a change of control or by reason of his death or disability or his voluntary decision to terminate, in addition to payment of his base salary and any cash bonus earned through the date of termination, Mr. McCaney will be entitled to receive, conditioned upon his execution of a release satisfactory to us, severance in the amount of his then current base salary for 12 months.
Employment Agreement with Christina L. Allgeier.    On November 11, 2015 we entered into an employment agreement with Christina L. Allgeier, our Chief Financial Officer. The agreement has a one-year initial term, subject to annual extensions thereafter. Under the terms of the agreement, Ms. Allgeier receives a base salary of $200,000 and is eligible to receive a bonus of up to 30% of her base salary per annum, based on achievement of specified milestones, as determined by the Board of Directors following approval of the annual budget, and other objectives to be determined. In the event Ms. Allgeier's employment is terminated, without cause or in conjunction with a change of control, she will be entitled to severance equal to 12 months of her base salary. The agreement also contains a 12 month non-compete and non-solicitation period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
Option Awards	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Francis J. McCaney	-	108,500	201,500	2.75	10/31/2026	0	0	N/A	N/A

Christina L. Allgeier	2,500	17,500	0	3.75	6/7/2026	0	0	N/A	N/A

(1)	The market value of unvested shares of restricted stock is based on $0.44 per share, which was the closing price of our stock on December 31, 2016.

(2)	Options granted to Mr. McCaney were under the 2016 Omnibus Incentive Plan and options granted to Ms. Allgeier were under the 2013 Equity Plan.

Director Compensation
Each of our non-employee directors receives an annual fee of $35,000 for serving as a director, pro-rated to the date they join the Board of Directors, and an annual grant of stock options to purchase up to 15,000 shares of common stock, which grant is pro-rated to the first day of the quarter during which they join the Board of Directors. In addition, our Chairman of the Board receives an annual fee of $50,000 and the chairman of each of our audit committee, our compensation committee and our nominating and corporate governance committee receives an annual fee of $15,000, $10,000 and $10,000, respectively. Committee members who are not chairs of each of our audit committee, our compensation committee and our nominating and corporate governance committee receive, annual fees of $6,000, $5,000 and $5,000, respectively, with no payments being made on a meeting-attended basis. As our employee, Francis McCaney received no compensation for his services as a director. The table below sets forth our non-employee directors' compensation through December 31, 2016.
On November 4, 2015, we entered into consulting agreements with two of our directors, Jeffrey F. O'Donnell, Sr. and Samuel E. Navarro, the terms of which are the same. Under the terms of their respective agreements, each director agrees provide strategic support, advice and guidance to us and our management team in connection with the integration and operation of our expanded business, investor relations and internal and external business development activities. The consultant will make himself available to our President and Chief Executive Officer and our management team on request at mutually convenient times and will report to our Board of Directors quarterly and otherwise when requested by the Board. The term of the agreement was extended through June 30, 2017. The term of the agreement with Mr. O'Donnell has been further extended through December 31, 2017. The directors were each paid an up-front fee of $40,000 for advice and services rendered prior to the date of the agreement, a retainer of $10,000 per month, commencing November 10, 2016 and continuing on the tenth day of each month through the expiration of the agreement, and reimbursement of pre-approved, out-of-pocket expenses.

Non-Employee Director Compensation Table for the Year Ended December 31, 2016
Name	Fees Earned ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Jeffrey F. O'Donnell, Sr.	73,750	21,165	120,000	214,915

Samuel E. Navarro	38,750	21,165	120,000	179,915

David K. Stone	52,250	21,165	0	73,415

Kathryn Swintek	56,250	21,165	0	77,415

LuAnn Via	46,250	21,165	0	67,415

R. Rox Anderson (3)	41,000	21,165	0	62,165

(1)	The amounts shown for stock awards are equal to the aggregate grant-date fair value with respect to the stock awards for financial statement purposes.
(2)	Mr. O'Donnell Sr. and Mr. Navarro receive a monthly payment of $10,000 for their services under a consulting agreement with us
(3)	Mr. Anderson resigned from the Board effective June 6, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE
Related Person Transactions
On June 22, 2015, we entered into a securities purchase agreement with the Purchasers, including certain funds managed by Sabby Management, LLC and Broadfin Capital LLC, in connection with a private placement. We sold $10.0 million aggregate principal amount of Notes bearing interest at 9% per year, with a maturity date of the earlier of 30 days after we obtain stockholder approval of stock issuances under the Debentures and the Warrants or November 30, 2015. The Purchasers of the Notes were issued Warrants to purchase an aggregate of 3.0 million shares of common stock, having an exercise price of $3.75 per share. We also issued $32.5 million aggregate principal amount of Debentures that, subject to certain ownership limitations and stockholder approval conditions, will be convertible into 43,333,334 shares of common stock at an initial conversion price of $3.75 per share. The Debentures bear interest at the rate of 2.25% per year, and, unless previously converted, will mature on the five-year anniversary of the date of issuance. Our obligations under the Debt Securities are secured by a first priority lien on all of our assets, except for a second lien on our intellectual property. As a condition of the new term note facility, the Debentures from both the 2014 and 2015 financings were amended. The Debentures holders' first priority lien was subordinated to the new term note facility. Additionally, as a condition of the term note facility, the maturity date of both Debentures was extended to June 30, 2021. Effective upon the date the Stockholder Approval, on September 30, 2015, we repriced outstanding Warrants held by certain investors to reduce the exercise price to $3.75 per share.
In connection with this financing, we also granted to the Purchasers resale registration rights with respect to the shares of common stock underlying the Debentures and the Warrants pursuant to the terms of the Registration Rights Agreement. In addition to the registration rights, the Selling Stockholders are entitled to receive liquidated damages upon the occurrence of a number of events relating to filing, becoming effective and maintaining an effective registration statement covering the shares underlying the Debentures and the Warrants. The liquidated damages will be payable upon the occurrence of each of those events and each monthly anniversary thereof until cured. The amount of liquidated damages payable is equal to 2.0% of the aggregate purchase price paid by each Purchaser, provided, however, the maximum aggregate liquidated damages payable to a Purchaser shall be 12% of the aggregate subscription amount paid by such Purchaser pursuant to the Purchase Agreement. The liquidated damages shall accrue interest at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law), accruing on a daily basis for each event until such event is cured.

The Registration Rights Agreement requires us to file one or more registration statements for all of the securities that may be issued upon conversion of the Debentures and exercise of the Warrants issued to the Purchasers. Pursuant to the applicable transaction documents, however, certain Purchasers may not exercise their conversion/exercise rights for that number of shares of common stock which, together with all other shares owned by that Purchaser and its affiliates would result in more than 9.99% of our issued and outstanding shares of common stock calculated on the basis of the then outstanding shares.
In connection with the foregoing June 22, 2015 financing transaction among us on the one hand and the Purchasers represented by Sabby Management LLC and Broadfin Capital LLC on the other hand,, and also in connection with   a July 2014 financing which resulted in the issuance of 4%  Senior Secured Convertible Debentures, on June 6, 2017, we entered into a Securities Exchange Agreement (the "Agreement") with the holders of its 2.25% Senior Series A Secured Convertible Debentures due June 30, 2021 and 4% Senior Secured Convertible Debentures due July 30, 2021, pursuant to which the holders have agreed to exchange all of such debentures with an aggregate principal amount of approximately $40.6 million into 40,617 shares of newly created Series C Convertible Preferred Stock.  In addition to eliminating approximately $40.6 million of senior secured debt, the exchange will also eliminate our obligation to pay approximately $4.0 million of interest payments over the next four years.  The closing of the exchange, and the elimination of such senior debt, will occur within two business days of the approval of our stockholders of the exchange, including the issuance of the shares of common stock issuable upon conversion of the shares of preferred stock, subject to customary closing conditions.  Our Series C Convertible Preferred Stock to be issued pursuant to the Agreement will have the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A to the Agreement.
Other than the limitations on conversions to keep each such holders beneficial ownership below 9.99%, the terms of the Series C Convertible Preferred Stock generally bestow the same rights to each holder as such holder would receive if they are common stock shareholder and are not redeemable by the holders.  Each share of Series C Convertible Preferred Stock has a stated value of $1,000 and is convertible into shares of common stock at a conversion price equal to $2.69.
The foregoing descriptions of the Agreement and the Certificate of Designations are subject to, and qualified in their entirety by such documents, which have been previously submitted as Exhibit 10.1 to our Current Report on Form 8-K filed on June 6, 2017, which is incorporated by reference as if fully set forth herein.  We undertake to provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of said person each by first class mail or other equal prompt means within one business day of the receipt of said request, a copy of the Agreement and the Certificate Designations.  Such requests may be directed to Corporate Secretary, STRATA Skin Sciences, Inc., 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania, 19044; telephone: (215) 619-3200.
Director Consulting Agreements
On November 4, 2015, we entered into consulting agreements with two of our directors, Jeffrey F. O'Donnell, Sr. and Samuel E. Navarro, the terms of which are the same. Under the terms of their respective agreements, each director agrees provide strategic support, advice and guidance to us and our management team in connection with the integration and operation of our expanded business, investor relations and internal and external business development activities. The consultant will make himself available to our President and Chief Executive Officer and our management team on request at mutually convenient times and will report to our Board of Directors quarterly and otherwise when requested by the Board. The initial term of the agreement was from November 4, 2015 through June 30, 2016. The term of the agreement was extended through June 30, 2017. The term of the agreement with Mr. O'Donnell has been further extended through December 31, 2017. The directors were each paid an up-front fee of $40,000 for advice and services rendered prior to the date of the agreement, a retainer of $10,000 per month, commencing November 10, 2015 and continuing on the tenth day of each month through the expiration of the agreement, and reimbursement of pre-approved, out-of-pocket expenses.
Review, Approval or Ratification of Transactions with Related Persons
In accordance with its charter, the audit committee is responsible for reviewing all "related party transactions" (defined as such transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an on-going basis. All such related party transactions must be approved by the Audit Committee.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets out information with respect to compensation plans under which our equity securities were authorized for issuance as of December 31, 2016:
	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available Under Equity Compensation Plans (excluding securities reflected in column (A))
	(A)	(B)	(C)
Equity compensation plans
approved by security holders	900,139	$5.11	1,658,878

Equity compensation plans not approved by security holders	-	-	-

Total	900,139	$5.11	1,658,878

Information regarding option awards to the named executive officers in fiscal year 2016 and options held by such officers at December 31, 2016 is provided in the "Summary Compensation" table, the "Outstanding Equity Awards at 2016 Fiscal Year-End" table, and information regarding option awards to the non-employee directors in fiscal year 2016 is provided in the "Non-Employee Director Compensation Table For Year Ended December 31, 2016" table in the Executive Compensation section of this Proxy Statement.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
There are seven nominees for the seven director positions presently authorized by our Board of Directors and our Bylaws. The names of the persons who are nominees for director and their positions and offices with us are set forth in the table below. Each director to be elected will hold office until the 2018 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal. Although there is no formal policy, we encourage our directors to attend our annual meetings.
Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee as the Board of Directors may propose. Each of the nominees listed below has been nominated for and has agreed to stand for election and we have no reason to believe that any nominee will be unable to serve.
The following is a brief biography of each nominee for director:
Name	Position	Age
Jeffrey F. O'Donnell, Sr.	Chairman of the Board	57
Francis J. McCaney	President, Chief Executive Officer and Director	62
James Coyne	Director	59
Samuel E. Navarro	Director	61
David K. Stone	Director	60
Kathryn Swintek	Director	64
LuAnn Via	Director	64

Jeffrey F. O'Donnell, Sr. was appointed to serve on the Board of Directors in January 2014 and appointed as Chairman of the Board of Directors in March 2014. Mr. O'Donnell is currently President and Chief Executive Officer of Trice Medical, an emerging growth medical device company developing optical needles used by orthopedic surgeons to diagnose soft tissue damage of joints. In 2008, Mr. O'Donnell started Embrella Cardiovascular, Inc., a medical device startup company. In July 2009, Mr. O'Donnell was named President and Chief Executive Officer of the company, which was later sold to Edwards Lifesciences Corporation in March 2011. From 1999 through 2009, Mr. O'Donnell served as President, Chief Executive Officer and a Director of PhotoMedex, Inc., a public medical device company listed on the NASDAQ Stock Market. From 1995 through 2000, Mr. O'Donnell was at Cardiovascular Dynamics, Inc., a company focused in interventional cardiology, where he served in a number of senior executive positions, including President and Chief Operating Officer and Chairman and Chief Executive Officer. Cardiovascular Dynamics became Radiance Medical Systems, which was purchased by Endologix, Inc. in 2000. Mr. O'Donnell remained on the Board of Directors until 2012. Currently, Mr. O'Donnell sits on the Board of Directors of BioSig Technologies. We believe Mr. O'Donnell's qualifications to serve on the Board of Directors include his extensive experience in the healthcare industry; his traditional corporate background with emerging growth company experience; and his past experience as a president, chief executive officer or director of several other companies.
Francis J. McCaney became the President and Chief Executive Officer on October 31, 2016. Mr. McCaney was most recently the Chief Executive Officer of Corpak MedSystems, a private equity-backed medical device company in the field of enteral feeding. Corpak was sold to Halyard Health (HYH: NYSE) for $174 million in May 2016. Prior to Corpak, he was the founder and CEO of Nitric BioTherapeutics, a venture backed-medical technology company from 2006 until 2012. Prior to Nitric Bio, he was a senior executive at Viasys Healthcare, Inc. (VAS: NYSE), a medical technology company focusing on respiratory, neurology, medical disposable and orthopedic products and had a lead role in spinning Viasys out of Thermo Electron Corporation (TMO: NYSE). While at Viasys, Mr. McCaney had several responsibilities including strategy, business development and investor relations. He currently serves as a director of Diasome Pharmaceuticals, a privately-held company. We believe Mr. McCaney's qualifications to serve on the Board of Directors include his extensive executive experience in the healthcare industry, including medical device companies.

James Coyne joined as a member of the Board of Directors in March 2017. Mr. Coyne has been the Chief Executive Officer of Modevity, LLC since helping to found the company in April 2004. Modevity is the developer of the ARALOC Secure Content Distribution Platform, a software system for sharing proprietary and / or confidential content files over the internet. ARALOC permits approved users to share documents, forms, videos, and to collaborate securely from any mobile or desktop device. Concurrently with his activities at Modevity, beginning in February 2017, Mr. Coyne also serves as the Chief Operating Officer of CanSurround a start-up Health Tech enterprise focusing on providing psychosocial support to Cancer survivors, their caregivers, and supporters to build resilience and improve treatment adherence. For ten years from 1993-2003 Mr. Coyne was the Co-Founder and CEO at CB Technologies a company that offered software solutions to the pharmaceutical industry to improve clinical trials.  Since March 2005, Mr. Coyne has served as a board member and ex-chairman of Chester County Futures, a non-profit organization providing academic support, mentoring, and scholarships to economically disadvantaged youth. Mr. Coyne earned his undergraduate degree at Penn State University and performed graduate study in MIS at Widener University.  We believe Mr. Coyne's qualifications to serve on the Board of Directors include his extensive executive experience in the healthcare industry, including medical device companies.
Samuel Navarro has served as a member of the Board of Directors since March 2014. Since October 2008, Mr. Navarro has been Managing Partner at Gravitas Healthcare, LLC, which provides strategic advisory services to medical technology companies. From September 2005 to October 2008, Mr. Navarro was Managing Director of Cowen & Co. in New York City and head of their Medical Technology Investment Banking initiatives, leading a team of senior people, and was responsible for building the franchise across all product categories, including M&A/Advisory and financing services and products. From 2001 to 2005, Mr. Navarro was at The Galleon Group running the Galleon Healthcare Fund as a Senior Portfolio Manager. He was responsible for all health care investments across all sectors, including pharmaceutical/biopharmaceutical industries, medical technology and hospital supplies, and all areas of healthcare services. From July 1998 to February 2001, Mr. Navarro was Global Head of Healthcare Investment Banking at ING Barings. Mr. Navarro has also served or serves on the boards of Arstasis, Derma Sciences, MicroTherapeutics, Jomed, PhotoMedex and Pixelux Entertainment. Mr. Navarro received an MBA in Finance from The Wharton School at the University of Pennsylvania, a Master of Science in Engineering from Stanford University and a Bachelor of Science in Engineering from The University of Texas at Austin. We believe Mr. Navarro's qualifications to serve on the Board of Directors include his wealth of knowledge and industry expertise in finance, investment banking, mergers and acquisitions, equity research and investment management experience in the medical device industry.
David K. Stone has served as a member of the Board of Directors since December 2011 and served as Chairman of our Board of Directors from June 2013 to November 2013. In 2006, Mr. Stone founded Liberty Tree Advisors, LLC, a life sciences advisory firm where he served as a Managing Director until January 2017. Prior to this, from 2000 to 2006 Mr. Stone was a Managing Director and Partner at Flagship Ventures, a venture capital fund focused in the life sciences industry. From 1989 to 1999, Mr. Stone led the biotechnology equity research team at Cowen & Company. Mr. Stone is currently on the Board of Directors of PAKA Pulmonary Pharmaceuticals. He has also served on the Board of Directors of Seahorse Bioscience, where he was Chairman of the Audit Committee from 2001 to November 2015 when Seahorse Bioscience was acquired by Agilent. He served on the Board of Directors of Oscient Pharmaceuticals, where he served as Chairman from 2005 to 2009. In March 2017, Mr. Stone was sanctioned by FINRA, the Financial Industry Regulatory Authority, for failure to supervise a broker in a private securities transaction. The sanction consists of a two-month suspension from associating with any FINRA member firm in a principal capacity and a minimal fine. We believe Mr. Stone's qualifications to serve on the Board of Directors include his extensive experience as a biopharmaceutical industry research analyst and his venture capital work with numerous pharmaceutical and medical device companies.
Kathryn Swintek was elected to the Board of Directors, in April 2013. Since August 2010, Ms. Swintek has been a Managing Partner and member of the Investment Committee of Golden Seeds Fund 2, and Managing Director of Golden Seeds LLC, an angel investment forum backing women owned or managed early stage and growth companies. Prior to Golden Seeds, Ms. Swintek was a senior executive at BNP Paribas from November 1989 to April 2008, where she most recently served as Managing Director and Global Co-Head of its London-based

Financial Sponsors Coverage Group. From 1974 to 1989, Ms. Swintek was a senior executive with Irving Trust Company (now known as BNY Mellon), where she was a Sr. Vice President and held positions in risk management, and acquisition finance, and managed business relationships for the International Division in North Africa and the Near East, as well as in France, where she served as Representative while residing in Paris. Ms. Swintek is a former Chair of the Governing Board and the Executive Committee of C200, a business women's leadership organization, which she joined in 2003. She serves on the Board of Directors of Bergen Medical Products, Inc., Turtle & Hughes, Inc., Open Road Integrated Media, Inc., Oculogica Inc., and American Bank of Investments. She is a member of C200, the Women's Forum of New York, Women Corporate Directors, and Women Business Leaders of the U.S. Health Care Industry Foundation. Ms. Swintek serves as the Chairperson of our Audit Committee and is a member of our Executive Compensation and Employee Benefits Committee. We believe that Ms. Swintek's qualifications to serve on the Board of Directors include her corporate leadership experience and her wide-ranging experience in international financial services.
LuAnn Via has served as a member of the Board of Directors since April 2012. From November 2012 through January 2017, Ms. Via was President and CEO of Christopher & Banks Corporation, a specialty retailer of women's clothes; a company operating more than 500 retail stores. Prior to this, Ms. Via served as the President and Chief Executive Officer of Payless ShoeSource, a unit of Collective Brands, Inc., from July 2008 to October 2012 when the company was acquired and taken private. Before joining Payless ShoeSource, from January 2006 Ms. Via served as group divisional President of Lane Bryant and Cacique store chains and as President of Catherines stores, both divisions of Charming Shoppes, Inc. Prior to this, and for more than 20 years, Ms. Via held several leadership positions with a number of top retailers. Ms. Via is a member of Women Corporate Directors and The Committee of 200, a business women's leadership group. We believe Ms. Via's qualifications to serve on the Board of Directors include her experience in retail sales and manufacturing and her extensive experience as a CEO and senior executive of several publicly-listed companies.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES IN PROPOSAL NO. 1.

PROPOSAL NO. 2
APPROVAL, PURSUANT TO NASDAQ MARKETPLACE RULE 5635(D). OF THE ISSUANCE OF UP TO AN AGGREGATE OF 15,098,981 SHARES OF COMMON STOCK UPON CONVERSION OF OUR PREFERRED STOCK TO BE ISSUED UPON THE PROPOSED EXCHANGE OF OUR OUTSTANDING DEBENTURES

Background
On June 6, 2017, we entered into the Agreement with the holders of our 2.25% Senior Series A Secured Convertible Debentures due June 30, 2021 and 4% Senior Secured Convertible Debentures due June 30, 2021 (collectively, the "Debentures"), pursuant to which the holders have agreed to exchange all of such debentures with an aggregate principal amount of approximately $40.6 million into 40,617 shares of newly created Series C Convertible Preferred Stock ("Preferred Stock"). In addition to eliminating approximately $40.6 million of senior secured debt, the exchange will also eliminate our obligation to pay approximately $4.0 million of interest payments over the next four years.
The closing of the exchange, and the elimination of such senior debt, will occur within two business days of the approval of our stockholders of the exchange, including the issuance transaction of up to 15,098,981 shares of common stock issuable upon conversion of the shares of Preferred Stock, subject to customary closing conditions. The approval of Preferred Stock to be issued pursuant to the Agreement will have the rights, preferences and privileges set forth in the Certificate of Designation (the "Certificate"), which we describe below.
Description of the Preferred Stock
Each share of Preferred Stock will have a par value of $0.10 per share and a stated value equal to $1,000.
Non-Voting.  The holders of Preferred Stock will have no voting rights in matters presented to our stockholders for a vote. The holders of Preferred Stock have the right to vote upon any alteration or change that adversely affects to powers, preferences or rights of the Preferred Stock.
Dividends.  Holders will receive no dividends or interest payments, except that holders will be entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.
Liquidation.  Upon any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, the holders of the Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus, on a pari passu basis with the holders of our common stock.
Conversion.  The Holders have the right at any time or from time to time convert the Preferred Stock into our common stock at a conversion price equal to $2.69, i.e., receive that number of shares of common stock equal to quotient of each share's stated value divided by $2.69. The conversion price will be proportionately adjusted in the event of a stock dividend paid on, or stock split or combination or other reclassification of, our common stock. Other adjustments will be made in the event we become subject to certain fundamental transactions, such as a merger, consolidation, sale of all or substantially all of our assets or other similar business combinations. However, we may not effect any conversion of the Preferred Stock, and a holder of Preferred Stock will not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion such holder or any of such holder's affiliates would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of Preferred Stock held by the applicable Holder, which percentage may be increased by the holder to no more than 9.99%.
Negative Covenants.  As long as any shares of Preferred Stock are outstanding, unless the holders of at least a majority of the stated value of the then outstanding shares of Preferred Stock shall have otherwise given prior written consent, we may not effect any of the following:

●	Other than Permitted Indebtedness, as defined the Certificate, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money;
●	Other than Permitted Liens, as defined the Certificate, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of our property or assets;
●
Amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of Preferred Stock;

●	Repurchase shares of our common stock;
●	Pay cash dividends or distributions on any securities junior to the Preferred Stock;
●
Enter into any transaction with any affiliate of us which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm's-length basis and expressly approved by a majority of our disinterested directors; or

●	Enter into any agreement with respect to any of the foregoing.
The foregoing descriptions of the Agreement and the Certificate of Designations are subject to, and qualified in their entirety by such documents, which have been previously submitted as Exhibit 10.1 to our Current Report on Form 8-K filed on June 6, 2017, which is incorporated by reference as if fully set forth herein.  We undertake to provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of said person each by first class mail or other equal prompt means within one business day of the receipt of said request, a copy of the Agreement and the Certificate Designations.  Such requests may be directed to Corporate Secretary, STRATA Skin Sciences, Inc., 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania, 19044; telephone: (215) 619-3200.

Potential Benefits to Us
We believe that, as there is no dividend due or interest rate on the proposed Preferred Stock we will issue if the exchange transaction receives stockholder approval and closes, we will save approximately $4.0 million in aggregate interest payments over the next four years, providing us with additional flexibility to carry out our strategic plan of external and organic growth. Also, the reduction in debt will result in a simplified balance sheet.  Upon completion of the exchange transaction, the aggregate principal amount of our debt will be reduced to approximately $12 million, comprised of the existing term note facility with MidCap Financial Trust. We believe this will improve our access to the capital markets, and will be important in the event that we are able to identify appropriate licensing or acquisition targets, although we cannot assure you that we will able to identify such targets at any time in the future.

Potential Dilutive Effect of the Exchange Transaction.
The exchange transaction will cause potential dilution to our stockholders. The Debentures are currently convertible into a total of 9,196,146 shares of our common stock, subject to limitations on conversions to keep each such holder's beneficial ownership below 4.99% (which may be increased to up to 9.99%). Because the conversion price under the Preferred Stock will be lower than the conversion price of the Debentures, the holders of the Preferred Stock will have the right to convert the Preferred Stock into a total of 15,098,981 shares of our common stock, or an additional 5,902,835 shares, subject to limitations on conversions to keep each such holder's beneficial ownership below 4.99% (which may be increased to up to 9.99%). We believe, however, that other than being non-voting and containing beneficial ownership limitations on conversions, the terms of the Preferred Stock, which are not redeemable by the holders, generally bestow the same rights to each holder as the holder would have if they held common stock. Therefore, the additional shares that the holders may acquire upon conversion of the Preferred Stock provides incentive for the holders to effect the exchange transaction and thereby forego their position as secured creditors and all future interest payments on the Debentures.

Why We Need Stockholder Approval
Our common stock is listed on NASDAQ, and we are subject to the NASDAQ rules and regulations. NASDAQ Marketplace Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.
The maximum number of shares of common stock the holders would be able to receive upon conversion of the Preferred Stock acquired in the proposed exchange transaction will be 15,098,981 shares. Other than being non-voting and containing the limitations on conversions to keep each such holders beneficial ownership below 9.99%, the terms of the Preferred Stock, which are not redeemable by the holders, generally bestow the same rights to each holder as such holder would receive if they held common stock.
Consequences of Not Approving this Proposal
If our stockholders do not approve this Proposal No. 2, the holders of the Debentures can elect not to close the transactions under the Agreement, in which case the Debentures will remain outstanding and no exchange for the Preferred Stock will occur. As a result, we will not be able to save approximately $4.0 million in aggregate interest payments over the next four years, and we may not benefit from the additional flexibility to carry out our strategic plan of external and organic growth. The debt on our balance sheet will remain outstanding until the respective maturity dates of such indebtedness, which is June 30, 2021 in the case of the Debentures.
Required Vote and Board of Directors Recommendation
The affirmative vote of a majority of our shares of common stock present, whether in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve this proposal. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal No. 2.
The Board unanimously believes that the above proposal is in the best interests of us and our stockholders for the reasons stated above.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE  ISSUANCE OF UP TO AN AGGREGATE OF 15,098,981 SHARES OF COMMON STOCK UPON CONVERSION OF OUR PREFERRED STOCK TO BE ISSUED UPON THE PROPOSED EXCHANGE OF OUR OUTSTANDING DEBENTURES.

PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
We are providing stockholders with an advisory vote on executive compensation as required by Section 14A of theExchange Act. The last advisory vote on executive compensation was held at our 2014 Annual Meeting of Stockholders.
Our principal business objective is to continue the growth of the recurring revenue component of XTRAC sales, and in that regard, we view the optimal therapeutic dosing technology as a key factor in driving such growth. Achievement of this objective requires that we closely monitor our expenses, including compensation expenses. Accordingly, we seek to target our cash compensation levels at or below market and pay a significant portion of total compensation in the form of stock options.
Stockholders are urged to read the Executive Compensation section of this Proxy Statement, including the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.
This advisory vote on executive compensation, commonly and herein referred to as a "say-on-pay" advisory vote, is not binding on our Board of Directors. However, the Board of Directors and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.  If the frequency of voting on executive compensation remains at every three years, our next vote on executive compensation will occur in connection with our 2020 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

PROPOSAL NO. 4
ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Act, we are also providing stockholders an advisory vote on the frequency with which the stockholders shall have the advisory say-on-pay vote on executive compensation provided for in Proposal III above.
The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every year, every two years, or every three years. In addition, stockholders may abstain from voting. The Dodd-Frank Act requires us to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.
After careful consideration, the Board of Directors recommends that future stockholder say-on-pay advisory votes on executive compensation be conducted every three years. A vote every three years provides stockholders and advisory firms the opportunity to evaluate our compensation program on a more thorough, longer-term basis than an annual or bi-annual vote.
The Board of Directors believes an annual or bi-annual say-on-pay vote would not allow for changes to our compensation program to be in place long enough to evaluate whether the changes were effective. Our executive compensation plan seeks to align our employee incentives with the long-term interests of the stockholders. A say-on-pay vote every three years is also sensitive to stockholders who have interests in many companies and may not be able to devote sufficient time to an annual or bi-annual review of pay practices for all of their holdings.
Although the Board of Directors recommends a say-on-pay vote every three years, stockholders are not voting to approve or disapprove the Board's recommendation. Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders of the Company determine, on an advisory basis, whether the frequency with which the stockholders shall have an advisory vote on executive compensation set forth in our Proxy Statement for its annual meeting of stockholders, beginning with the 2017 Annual Meeting of Stockholders, shall be (i) every year, (ii) every 2 years, or (iii) every 3 years.
Although this advisory vote on the frequency of the say-on-pay vote is not binding on our Board of Directors, the Board of Directors and the Compensation Committee will take into account the result of the vote when determining the frequency of future say-on-pay votes.
The enclosed proxy card gives you four choices for voting on this proposal. The choice which receives the highest number of votes will be deemed the choice of the stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE THREE-YEAR FREQUENCY.

PROPOSAL NO. 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board of Directors has selected EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that the Board of Directors submit the selection of EisnerAmper LLP as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. EisnerAmper LLP audited our financial statements in 2015 and 2016.
Stockholder ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors, on behalf of the audit committee, is submitting the selection of EisnerAmper LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
Vote Required. The affirmative vote of a majority of the shares of our common stock present, whether in person or represented by proxy, and entitled to vote at the Annual Meeting is required to ratify the selection of EisnerAmper LLP. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal 5.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 5.

Principal Accountant Fees
The following is a summary of the aggregate fees billed to us by EisnerAmper LLP for professional services rendered during the fiscal years ended December 31, 2016 and December 31, 2015:
	2016	2015
Audit Fees (1)	$370,500	$411,939
Audit-Related Fees (2)	-	-
Tax Fees (3)	56,500	70,000
All Other Fees (4)	-	-
Total	$427,000	$481,939
(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in "audit fees" in this table, principally related to the registration statements for equity and debt financings in 2015.

(3)	Consists of all tax related services.
(4)	There were no other fees billed by EisnerAmper LLP for the years ended December 31, 2016 and 2015.
Pre-Approval of Audit and Non-Audit Services
Consistent with the SEC's rules, the audit committee charter requires that the audit committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The audit committee may delegate pre-approval authority to a member of the audit committee and if it does, the decisions of that member must be presented to the full audit committee at its next scheduled meeting.

The audit committee's pre-approval policy provides as follows:
•          First, once a year when the base audit engagement is reviewed and approved, management will identify all other services (including fee ranges) for which management knows it will engage EisnerAmper LLP for the next 12 months. Those services typically include quarterly reviews, specified tax matters, certifications to the lenders as required by financing documents, consultation on new accounting and disclosure standards and, in future years, reporting on management's internal controls assessment.
•          Second, if any new "unlisted" proposed engagement arises during the year, the engagement will require approval of the audit committee.
All fees to our independent accounting firm were approved by the audit committee.

PROPOSAL NO. 6

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES FOR PROPOSAL NO. 2

We are asking our stockholders to vote on a proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies for Proposal No. 2.
As discussed above, our Board of Directors recommends a vote to approve, pursuant to NASDAQ Marketplace Rules, our issuance of up to an aggregate of 15,098,981 shares of our common stock upon the conversion of $40.6 million of Preferred Stock to be issued upon the proposed conversion of the Debentures under Proposal No. 2.. In order to authorize the issuance of the shares of our common stock in accordance with Proposal No. 2 we are required to affirmative votes from the majority of shares present and entitled to vote at the meeting either in person or by proxy. While we hope to the requisite majority with respect to Proposal No. 2, it is possible we will not have sufficient votes to do so. If we do not have sufficient votes for Proposal No. 2 to pass, we could solicit and obtain additional votes and promptly reconvene the Annual Meeting.
Vote Required.  The affirmative vote of a majority of our shares of common stock present, whether in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve this Proposal No. 6. Unless otherwise indicated, properly executed proxies will be voted in favor of this Proposal No. 6.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO.6.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report in the future you may notify your broker or direct your written request to: STRATA Skin Sciences, Inc., 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044, Attention: Secretary. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By	Order of the Board of Directors
/s/ Francis J. McCaney
Francis J. McCaney
President and Chief Executive Officer

August 2, 2017

A copy of our Annual Report on Form 10-K for the year ended December 31, 2016 is available without charge upon written request to: STRATA Skin Sciences, Inc., 100 Lakeside Drive, Suite 100, Horsham, Pennsylvania 19044, Attention: Secretary.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E31222-P96169 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

STRATA SKIN SCIENCES, INC.

The Board of Directors recommends you vote FOR proposals 1 through 3, 3 years on proposal 4 and FOR proposals 5 and 6.

Nominees:

		For	Withhold
1a.	Jeffrey F. O'Donnell, Sr.	☐	☐
1b.	Frank J. McCaney	☐	☐
1c.	James Coyne	☐	☐
1d.	Samuel E. Navarro	☐	☐
1e.	David K. Stone	☐	☐
1f.	Kathryn Swintek	☐	☐
1g.	LuAnn Via	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

		1 Year	2 Years	3 Years	Abstain
4.	To consider and cast an advisory vote upon a non-binding resolution to determine the frequency of an advisory vote on executive compensation;	☐	☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

E31223-P96169

STRATA SKIN SCIENCES, INC.
Annual Meeting of Stockholders
September 14, 2017 at 9:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frank J. McCaney, Christina Allgeier and Jay Sturm, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STRATA SKIN SCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time on September 14, 2017, at the offices of Duane Morris LLP, 30 South 17th Street, Philadelphia, Pennsylvania 19103 and any adjournment or postponement thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, 3 YEARS ON PROPOSAL 4 AND FOR PROPOSALS 5 AND 6, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

V.1.1